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                                                                    Exhibit 10.2


                                LOAN AGREEMENT
                                --------------

    LOAN AGREEMENT (this "Agreement") dated as of October 16, 2000, by and between Bank of New Hampshire, N.A., a national banking association with a place of business at 28 Main Street, Jaffrey, New Hampshire 03452 (the "Bank"), and SeaChange International, Inc., a Delaware corporation with an address of 124 Acton Street, Maynard, Massachusetts 01754 (the "Borrower").

                             W I T N E S S E T H:

    WHEREAS, the Bank is hereby making two loans to the Borrower of even date in the respective amounts of Five Hundred Forty-four Thousand Dollars ($544,000.00) and Six Hundred Fifty-six Thousand Dollars ($656,000.00) for the purposes of financing the construction/renovation of real estate of the Borrower at 32 Mill Street, Greenville, Hillsborough County, New Hampshire (the "Premises"); and

    WHEREAS, the parties wish to set forth in writing the terms and conditions upon which the Bank is making said loans to the Borrower;

    NOW, THEREFORE, in consideration of the foregoing and of the following mutual promises, the parties confirm and agree as follows.

SECTION 1.  DEFINITIONS.  The following terms as used in this Agreement shall
            -----------
have the meanings set forth below.

    1.1 Architect: Any and all architects now or hereafter engaged by the Borrower for the design of the Project.

    1.2 Architect's Contracts: Any and all agreements by and between the Borrower and the Architect for, among other things, the design of the Project.

    1.3 Closing: The date on which the Bank makes and the Borrower takes the Loans.

    1.4 Collateral Assignment: The Collateral Assignment of Contracts, Plans and Permits of even date from the Borrower to the Bank.

    1.5 Construction Contract: Any and all contracts by and between the Borrower and the Contractor for, among other things, the construction of the Project.

    1.6 Construction Term: The period commencing on the date of this Agreement and continuing through the Conversion Date.

    1.7  Contractor: Hutter Construction Corporation.

    1.8 Contracts: All contracts relating to the design and construction of the Improvements and the Project.

    1.9 Conversion Date: The date upon which the $544,000.00 Note converts to an amortizing note pursuant to Section 2.5 of this Agreement.

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    1.10  Environmental Indemnity: Environmental Indemnification Agreement of
even date from the Borrower to the Bank.

    1.11 Financial Statements: The most recent financial statements of the Borrower heretofore delivered to the Bank.

    1.12 Improvements: The improvements to be constructed on the Premises in accordance with the Plans and Specifications with the proceeds of the Loans and all personal property, fixtures and appurtenances, additions, replacements and improvements, including site improvements and landscaping, constructed on or existing on the Premises, now or at any time hereafter, including substitutions therefor and the proceeds thereof.

    1.13 Leases. Any and all leases with respect to the Premises to be entered into by the Borrower as Lessor.

    1.14 Lease Assignments: The Collateral Assignments of Leases and Rents of even date from the Borrower to the Bank.

    1.15 Loans: One or more advances to the Borrower by the Bank for the purpose of construction financing in accordance with the terms, provisions and conditions of this Agreement, in amounts as follows: (a) an amount not exceeding Five Hundred Forty-four Thousand Dollars ($544,000.00) ("$544,000.00 Loan"), and
(b) an amount not exceeding Six Hundred Fifty-six Thousand Dollars ($656,000.00) ("$656,000.00 Loan").

    1.16 Loan Documents: This Agreement, the Notes, the Mortgages, the Collateral Assignment, the Lease Assignments, the Environmental Indemnity, and any other documents now or hereafter executed by the Borrower or any endorser, and delivered to the Bank, the purpose of which is to evidence or secure the Borrower's repayment of the Loans and the performance of its obligations under this Agreement.

    1.17 Mortgages: Mortgage, Security Agreement and Fixture Filings (and related U.C.C. Financing Statements) of even date executed by the Borrower as mortgagor, for the benefit of the Bank as mortgagee, granting the Bank valid and effectual first ($544,000.00) and second ($656,000.00) liens upon the Premises.

    1.18 Notes: The promissory notes from the Borrower to the Bank of even date in the respective face amounts of Five Hundred Forty-four Thousand Dollars ($544,000.00) and Six Hundred Fifty-six Thousand Dollars ($656,000.00).

    1.19 Permits: All federal, state and local governmental approvals, licenses and permits, including, without limitation, all building permits, variances, special exceptions, zoning approvals, subdivision approvals and site plan approvals, and all other approvals (including, without limitation, septic system approvals, subdivision approvals, water system approvals and "site specific" approvals) granted to the Borrower to enable the Borrower to construct the Improvements upon the Premises and to operate the same.

    1.20 Permanent Terms: The period commencing on the date immediately following the Conversion Date and continuing through the date that is ten (10) years from the Conversion

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Date (for the $544,000.00 Loan and through the date that is five (5) years from the Conversion Date (for the $656,000.00 Loan.

    1.21 Plans and Specifications: The plans and specifications approved by the Bank pursuant to which the Improvements are to be constructed on the Premises.

    1.22 Premises: A certain tract or parcel of land, with the buildings and improvements thereon and the appurtenances thereto, located at 32 Mill Street, Greenville, Hillsborough County, New Hampshire more particularly described in Exhibit A attached hereto and incorporated herein by reference.

    1.23  Project:  The Improvements as constructed on the Premises.

    1.24 Schedule of Sources and Uses of Funds: The schedule of sources and uses of funds for the construction of the Project and estimated timetable for the construction of the Project.

    1.25 Security Interest: The security interest in the Borrower's personal property granted to the Bank by the Borrower pursuant to the Mortgage.

SECTION 2.  THE LOANS.
            ---------

    2.1 The Loans: Subject to the terms of this Agreement, the Borrower will take and the Bank will make the Loans.

    2.2 The Notes: To evidence its obligation to repay the Loans, the Borrower will execute and deliver the Notes to the Bank.

    2.3 Security: The Borrower's obligations to repay the Loans as evidenced by the Notes and to perform its other obligations under the Loan Documents are secured by: (i) the Mortgage and the lien and Security Interest granted therein; (ii) the Collateral Assignment; (iii) the Lease Assignments, and the collateral granted to the Bank in such documents (the "Collateral").

    2.4 Use of Loan Proceeds: The proceeds of the Loans shall be utilized by the Borrower only to construct the Project on the Premises in accordance with the amounts set forth in the Prologue to this Agreement and the Plans and Specifications.

    2.5 Conversion to Amortizing Loan. During the Construction Term (i.e., until the Conversion Date), the Notes shall provide for monthly payments of interest only; at all times following the Conversion Date ("Permanent Term"), the Borrower shall make amortized payments of principal and interest as more specifically set forth in the Notes. The "Conversion Date" is hereby defined as the date upon which the full satisfaction of all of the "Conversion Conditions" (as hereinafter defined), occurs. The "Conversion Conditions" are defined as all of the following: (i) final lien waivers or releases from the Contractor and each and every subcontractor and supplier of materials who has supplied goods and/or services worth at least Two Thousand Dollars ($2,000.00) with respect to the Project; (ii) final Certificate(s) of Occupancy issued by the Town of Greenville with respect to the Project and the Borrower (and

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any tenants) shall have taken occupancy thereof; (iii) cash or certified funds from the Borrower to the Bank in an amount necessary to pay all accrued and outstanding interest and any other costs or charges outstanding under the Loans;
(iv) the Improvements shall have been constructed upon the Premises without any mechanics' or materialmen's liens, and in strict conformity with the Plans and Specifications; and (v) no Event of Default shall have occurred or be continuing.

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF THE BORROWER
            ----------------------------------------------

    In order to induce the Bank to make the Loans, the Borrower makes the following representations, warranties and promises:

    3.1 The execution, delivery and performance of the Loan Documents are not in contravention of law or the terms of other documents, agreements or undertakings to which the Borrower is a party or by which such party is bound. No approval of any person, corporation, governmental body or other entity not provided herewith is a prerequisite to the execution, delivery and performance of the Loan Documents or any of the documents submitted to the Bank in connection with the Loans, or to insure the validity or enforceability thereof.

    3.2 When executed by the Borrower, the Loan Documents will constitute the legally binding obligations of the Borrower, enforceable in accordance with their terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally.

    3.3 The construction of the Improvements upon the Premises and the use and operation of the Improvements and the Premises does and will comply with all applicable federal, state and local land use, environmental and other statutes, laws and regulations and the Project has received and will receive all necessary Permits.

    3.4 Subject to any limitations stated therein or in connection therewith, the Financial Statements, all earning statements, projections, budgets and pro formas, cost certification documents, disbursement requests, invoices, loan applications, mechanics' lien affidavits, financial data and all other documents which have been or shall hereafter be furnished to the Bank to induce it to enter into this Agreement or to continue to perform and to make disbursements hereunder, do to the best of their knowledge and belief, or will, fairly represent the financial condition of the Borrower and are, or will be, accurate, true and complete in all material respects.

    3.5 The Financial Statements have been prepared in accordance with generally accepted accounting principles, consistently applied, and fairly and completely set forth the financial position of the Borrower as of their respective dates. Except as previously disclosed in writing to the Bank, since the date of the Financial Statements, there has been no significant assignment of assets or material change or threatened change in the financial condition, operation or business prospects of the Borrower.

    3.6 There is not now pending against the Borrower, nor is there threatened, any litigation, investigation, eminent domain or any proceedings before any court or administrative or governmental agency, the outcome of which might adversely affect the financial condition or the continued operation of the Borrower or the development or operation of the Premises and Improvements other than those listed in Schedule 3.6. There exists no unrepaired casualty with respect to the Project.

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    3.7  The Borrower is the owner of the Premises, in fee simple, and there are no liens or encumbrances which will be prior to the respective liens of the Mortgage and other Loan Documents, except for those acceptable to the Bank as shown on the commitment for title insurance. The liens, security interests and assignments created by the Loan Documents will, when granted, be valid, effective, properly perfected and enforceable liens, security interests and assignments.

    3.8 To the Borrower's knowledge, the Premises have not been used for the generation, treatment, storage or transportation of "hazardous waste", as that term is defined under applicable federal and state law. In the event that the Borrower becomes aware of the presence of any such substance on the Premises or the Borrower becomes aware of the commencement of any state, federal, local or private environmental or land use investigation or enforcement proceeding or threat thereof, the Borrower will immediately provide written notice thereof to the Bank.

    3.9 To the Borrower's knowledge, the are no underground fuel storage tanks located on the Premises.

    3.10 The Premises are not located in a Flood Hazard Zone, so-called, or if they are so located, the Borrower will procure flood insurance and will deliver certificates for such insurance at closing.

    3.11 All utility services necessary for the use and operation of the Project are available on or at the boundary of the Premises or by unencumbered easement and have sufficient capacity for the use and operation of the Project.

    3.12 Any borrowings or payments made by the Borrower pursuant to the Loan Agreement do not and will not render the Borrower insolvent, the Borrower is not contemplating either the filing of a petition under any state or federal bankruptcy or insolvency laws or the liquidating of all or a major portion of its property, and the Borrower has no knowledge of any person contemplating the filing of any such petition against it, including the properties and assets reflected in its financial statement referred to herein.

    3.13 No statement of fact made by or on behalf of the Borrower in this Agreement, or in any certificate or schedule furnished to the Bank pursuant hereto, contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained therein or herein not misleading. There is no fact presently known to the Borrower which has not been disclosed to the Bank which materially affects adversely, or as far as the Borrower can foresee, will materially affect adversely, the property, business, operations or condition (financial or otherwise) of the Borrower, the Premises or the Improvements.

    3.14 The Borrower has filed all federal, state and local tax returns required to be filed and has paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments.

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    3.15  The making of the Loans or the execution and delivery of the Loan
Documents will not subject the Bank to any claim for a brokerage commission.

    3.16 The Borrower has paid in full or has made other satisfactory arrangements for payment of all premiums for insurance policies being delivered to the Bank.

    3.17 All warranties and representations heretofore made by the Borrower to the Bank in connection with efforts to obtain the Loans, including all projections, budgets and pro formas, are incorporated herein by reference and shall be deemed to be material and to have been relied upon by the Bank in making the Loans.

    3.18 The Borrower is a corporation, duly authorized and validly existing under the laws of the State of Delaware, with powers adequate to own its properties, and to carry on its business as presently conducted by it (including, but not limited to, within the State of New Hampshire). The execution, delivery and performance of the Loan Documents to which the Borrower is a party are not in contravention of the Articles or By-laws of the Borrower, or of any provisions of law or the terms of any documents, agreements or undertakings to which the Borrower is a party or by which such party is bound.

SECTION 4.  COVENANTS OF THE BORROWER
            -------------------------

    A.  Affirmative Covenants
        ---------------------

    4.1 During the term of this Agreement, the Loan Documents and any extensions, replacements or renewals thereof, the Borrower will maintain insurance as follows:

    (a) The Borrower will provide and maintain insurance in full force and effect and will deposit all original policies with the Bank for the following:

         (i) during the course of the construction of the Improvements and any additions or replacements to or for the Project, so-called "Builder's Risk" insurance with extended coverage in an amount not less than the replacement cost of all improvements upon the Premises, insuring all work accomplished on the Premises, including equipment and materials delivered to the Premises for incorporation into the Premises;

         (ii) public liability insurance in such amount and with such coverage as is reasonably required by the Bank including, if requested by the Bank, liability insurance on vehicles owned or operated by the Borrower;

         (iii)  worker's compensation insurance as required by statute;

         (iv) from and after the Conversion Date, fire and broad form extended coverage in an amount not less than the greater of (a) the replacement cost of all improvements upon the Premises, or (b) the entire unpaid balance (principal, interest, outstanding costs or charges) of the Loans; and

         (v) such other hazard insurance as the Bank may reasonably request including, but not limited to, flood insurance (if the Premises are located in a flood hazard zone), which flood insurance shall be in an amount not less

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         than the lesser of (A) one hundred percent (100%) of the full replacement value of improvements on the Premises, (B) the outstanding balance (principal and accrued interest) of the Loan, or (C) the maximum amount of flood insurance available.

    (b)  All such insurance:

         (i) shall be issued by companies satisfactory to the Bank and authorized to do business in the State of New Hampshire, and shall be satisfactory in all material respects to the Bank;

         (ii) shall show the Borrower and the Bank as insured, as their interest may appear, or, where appropriate, showing the Bank as an additional named loss-payee and/or named insured; and

         (iii) shall contain provisions providing for twenty (20) days' prior written notice to the Bank of any intended cancellation.

    (c) In the event of failure to provide insurance as herein provided, the Bank may at its option, but without obligation to do so, and without waiving any of its rights hereunder, provide such insurance and charge the amount to the Borrower's Loan account.

    (d) Original policies of insurance and/or insurance certificates satisfactory to the Bank and its counsel with coverage as aforesaid shall be delivered to and deposited with the Bank at Closing.

    4.2 The Borrower shall notify the Bank in writing as soon as the Borrower has knowledge of any default hereunder, any casualty to the Project, in whole or in part, or of any actions, suits, eminent domain proceedings, investigations or proceedings at law, in equity or before any governmental authority, pending or threatened, against or affecting the Borrower or the security or involving the validity or enforceability of the Loan Documents or the priority of the liens created thereunder.

    4.3 The Borrower agrees that, within thirty (30) days from the date real estate taxes, or any assessments, relative to the Premises must be paid without incurring a penalty, it will pay the same (except for such taxes or assessments which are either paid through the tax escrow provided for in the Mortgage or which are contested in good faith provided that adequate security is provided to the Bank to prevent injury or loss as a result of such contest), and will furnish to the Bank a receipted tax or assessment bill, as requested by the Bank.

    4.4 The Borrower agrees to execute any and all documents required by the Bank to confirm the Bank's position as a first lienholder on the Premises and to faithfully comply with the terms of this Agreement and the Loan Documents.

    4.5  The Borrower shall furnish the Bank:

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         (i) Within ninety (90) days after the close of each fiscal year of each of the Borrower:

          (A) a statement of members'/shareholders' equity and a statement of cash flow of the Borrower for such fiscal year;

          (B) income statements of the Borrower for such fiscal year; and

          (C) balance sheets of the Borrower as of the end of such fiscal year.

          All such annual statements shall be prepared in accordance with generally accepted accounting principles, shall present fairly the financial position and results of operations of the Borrower and shall be prepared and audited by an independent certified public accountant selected by such parties and acceptable to the Bank (it being acknowledged that the Borrower's present accountant is acceptable to the Bank). The Bank shall have the right, from time to time, to discuss the affairs of the Borrower directly with such independent certified public accountants after notice to the Borrower and opportunity of the Borrower to be represented at any such discussions; and

          (ii) Within ten (10) days of the filing thereof, true and complete copies of quarterly 10-Q reports of the Borrower; and

          (iii)  Such other financial information as the Bank shall reasonably
    request   from time to time, including, but not limited to, evidence of compliance with all financial covenants set forth in this Agreement.

    4.6 The Borrower agrees to pay all costs and reasonable expenses incidental to the Loans, the preservation of the Collateral, the collection of the Notes and the foreclosure of the Mortgages, including, but not limited to, any appraisals required or provided for hereunder, real estate transfer taxes, title examination and endorsement fees, title insurance premiums, recording fees, attorneys' fees (including those of the Bank's counsel), brokerage fees, architectural fees and site inspection fees.

    4.7 The Borrower shall put and maintain the Premises and Improvements thereon in good repair, working order and condition, and from time to time shall make all needful and proper repairs, renewals and replacements.

    4.8 The Borrower shall promptly pay for all labor, materials, equipment and fixtures used in connection with the construction of the Improvements and all other costs relating to the Improvements.

    4.9 The Borrower shall strictly enforce the Construction Contracts to ensure that the Contractor is required to promptly and diligently perform all of its obligations thereunder and in such a manner as to preserve the Bank's security in the Premises and Improvements. No change, amendment or modification shall be made to such contract without prior written consent of the Bank.

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    4.10  No materials, equipment, fixtures or any other part of the
Improvements, or articles of personal property placed in the Improvements, shall be purchased or installed under any security agreement or other arrangements wherein the seller reserves or purports to reserve the right to remove or to repossess any such items or to consider them personal property after their incorporation into the Improvements.

    4.11 The Borrower shall pay all bills when due, keep books and records in accordance with generally accepted accounting principals, consistently applied, and will permit a representative on behalf of the Bank to examine and audit the books of its business. The Borrower shall inform the Bank immediately of any litigation involving the Borrower, the adverse determination of which might prejudice repayment of either Loan.

    4.12 After the execution of this Agreement, any and all publicity releases to newspapers of general or limited circulation or trade publications announcing any of the financing by the Bank provided for herein shall be issued by or subject to prior approval by the Bank. The Bank shall erect a sign upon the Premises indicating that the Bank is the source of the financing of the construction of the Improvements.

    4.13 The Borrower shall use and operate the Project in compliance with all applicable laws.

    4.14 The Borrower shall furnish the Bank with such appraisals of the Project as the Bank may reasonably request, from time to time, including without limitation, an appraisal of the Project, the Improvements and the Premises acceptable to the Bank upon completion of the Project.

    4.15 The Borrower shall construct the Improvements in strict conformity with the Plans and Specifications and shall not make any change in the Project design or structure without the prior written approval of the Bank, which approval shall not be unreasonably withheld.

B.  Negative Covenants.
    ------------------

    4.16 The Borrower shall not transfer the Project, the Improvements or the Premises, or any interest therein, to any person without the prior written consent of the Bank, which consent shall not be unreasonably withheld.

    4.17 The Borrower shall not permit any person to assume the Mortgage or any other lien described in this Agreement.

    4.18 The Borrower shall not, without the prior written consent of the Bank (which shall not be unreasonably withheld), create, assume, incur or suffer to be created, assumed or incurred, any mortgage, lien, pledge, attachment or security interest or encumbrance of any kind in respect to the Premises, the Project or the Improvements during the term of either Loan, even if the same is subordinate to any lien given to the Bank to secure either Loan.

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    4.19  The Borrower shall not sell or dispose of any of its assets except for reasonably equivalent consideration and in the ordinary and usual course of its business. In addition, the Borrower shall not permit the sale, transfer or redemption of any of its membership interests without the prior, written consent of the Bank.

    4.20 The Borrower shall not enter into any Lease without obtaining the Bank's prior, written approval thereof, such approval not to be unreasonably withheld, conditioned or delayed, and the Borrower shall upon execution thereof furnish a fully executed copy of each Lease entered into during the term of either Loan.

    4.21 As long as either Loan remains outstanding, at the end of each fiscal year beginning with Fiscal Year 1999, the Borrower's Debt Service Coverage Ratio shall be no less than 1.5:1, calculated as follows: (A) net income, plus interest expense, plus depreciation, plus amortization expense, divided by (B) current maturity of long-term indebtedness, plus capital lease expense. The information set forth in the Borrower's financial statements and tax returns as required under this Agreement shall be conclusive in determining the Borrower's compliance with such ratio.

    4.22 As long as either Loan remains outstanding, at the end of each fiscal year beginning with Fiscal Year 1999, the Borrower's Quick Ratio shall be no less than 1.0:1, calculated as follows: (A) cash on hand, plus accounts receivable not more than sixty (60) days past invoice date, divided by (B) current liabilities. The information set forth in the Borrower's financial statements and tax returns as required under this Agreement shall be conclusive in determining the Borrower's compliance with such ratio.

    4.23 As long as either Loan remains outstanding, at the end of each fiscal year beginning with Fiscal Year 1999, the Borrower's Tangible Net Worth shall be no less than Thirty Million Dollars ($30,000,000.00), calculated as follows: the Borrower's capital stock account, plus subordinated indebtedness of the Borrower, plus the Borrower's retained earnings, plus additional paid in capital, minus treasury stock, minus intangible assets. The information set forth in the Borrower's financial statements and tax returns as required under this Agreement shall be conclusive in determining the Borrower's compliance with such ratio.

SECTION 5.  CONDITIONS PRECEDENT TO THE MAKING OF THE LOANS
            -----------------------------------------------

    The obligation of the Bank to make the Loans is subject to the satisfaction by the Borrower or its representatives of the following conditions precedent:

    5.1 The Borrower's warranties and representations as contained in Section 3 hereof shall be accurate and complete as of the date of Closing.

    5.2 No Event of Default (as defined herein or in either Note or any Loan Document) shall have occurred or be continuing.

    5.3 The Borrower shall have executed and delivered all of the Loan Documents to which it is a party.

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

    5.4 The Borrower shall have delivered all of the documents and materials listed on the Closing Agenda attached hereto as Exhibit C to the Bank, all of which must be acceptable, in both form and substance, to the Bank and its counsel, including, but not limited to, the following:

    (a)  Copies of all Permits;

    (b)  Copies of all Contracts;

    (c)  Copies of the Plans and Specifications;

    (d)  Certificates of insurance as required by Section 4.1 hereof;

    (e) Evidence that the Premises are not located in a Flood Zone, so-called, or that the Project is covered by flood insurance acceptable to the Bank;

    (f) Receipted bills for real estate taxes and other charges or assessments against the Project;

    (g)  The Financial Statements;

    (h) Evidence that utilities are available to the Premises and the Improvements at the boundary of the Premises or by way of unencumbered easement with sufficient capacity including, without limitation, such evidence as the following utilities: (i) water, (ii) sewer, (iii) electricity, (iv) telephone and (v) gas;

    (i) A title insurance policy (ALTA Loan Policy-1970) written with a company acceptable to the Bank, insuring that the Bank has a valid lien of record on the Premises subject only to the Bank's prior mortgages on the Premises and those exceptions approved by the Bank and (i) having all standard exceptions, so-called, deleted and (ii) including such other affirmative insurance and endorsements as may be requested by the Bank;

    (j) An opinion of counsel to the Borrower in the form of Exhibit B attached hereto and incorporated herein by reference;

    (k) Satisfactory environmental site assessments by such environmental consultants as are acceptable to the Bank regarding the presence of hazardous waste and materials on the Premises;

    (l)  The Schedule of Sources and Uses of Funds; and

    (m) Consents by the Architects and the Contractor to the Collateral Assignment of Contracts, Plan and Permits.

    5.5 The Borrower shall have paid all costs incurred in connection with the Closing of the Loans including, without limitation, attorneys' fees of Bank's counsel and title insurance premiums. To the extent that such costs are not paid at Closing, the Borrower hereby authorizes the Bank to pay the same out of the proceeds of the Loans.

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

    5.6 The Borrower shall furnish the Bank with such other documents, opinions, certificates, evidence and other matters as may be requested by the Bank at or prior to Closing.

SECTION 6.  DISBURSEMENT OF LOAN PROCEEDS
            -----------------------------

    6.1 The obligation of the Bank to make disbursement of proceeds of the Loans to the Borrower for purposes of construction of the Improvements (the "Construction Disbursement") is subject to satisfaction of the following conditions precedent on or before each disbursement to the Borrower:

          (a) The warranties and representations of the Borrower as contained in Section 3 hereof shall be accurate and complete as of the date that the Borrower request a disbursement of Loan proceeds from the Bank (the "Requisition Date");

          (b) The Borrower shall not be in default under any of the covenants contained in Section 4 hereof as of the Requisition Date;

          (c) All conditions precedent to the making of the Loans as set forth in Section 5 hereof shall continue to have been satisfied and the Borrower shall have notified the Bank of any changes in the status thereof, which changes shall have been approved by the Bank;

          (d) In addition, if requested by the Bank, the Borrower shall furnish the Bank with the following, all of which shall be acceptable, in both form and substance, to the Bank:

              (i) plans and specifications for the portion of the Improvements to be so funded, including (but not limited to) an updated survey of the Premises showing the location of the Improvements constructed thereon as of the Requisition Date;

              (ii) affidavits and lien waivers from the Contractor and subcontractors and suppliers providing goods or services with a value greater than or equal to Two Thousand Dollars ($2,000.00) sufficient to ensure that the priority of the lien of the Mortgages will not be subject to any mechanics' or materialmen's liens held by such Contractor or subcontractors;

              (iii) an endorsement to the title insurance policy theretofore delivered to the Bank insuring that the Bank has a valid first lien on the Premises up to at least the amount of Loan proceeds the Bank has then disbursed to the Borrower (including the requested disbursement) subject only to such matters and exceptions as are acceptable to the Bank;

              (iv) an inspection of the Improvements constructed on the Premises by the Bank, or its architects, engineers or other representatives, at the Borrower's reasonable expense (to occur within five (5) business days from date of requisition), indicating (a) that the Improvements are being constructed in substantial compliance with the Plans and Specifications and in a good and workmanlike manner; (b) that the amount of loan proceeds requested at the Requisition Date, together with amounts requested at earlier Requisition Dates and sums contributed by the Borrower, accurately reflect the status of the construction of the Improvements; and (c) that the undistributed proceeds of the Loans as of the Requisition Date will be sufficient to complete the construction of the Improvements;

              (v) the Borrower shall furnish the Bank with such other documents, opinions, certificates, evidence and other matters as may be requested by the Bank as conditions precedent to making the requested disbursement; and

          (e)  The Loan Documents shall remain in full force and effect.

    6.2 All requests for disbursements of Loan proceeds for purposes of construction of the Improvements shall be made on AIA Forms, or forms substantially similar to AIA forms and satisfactory to the Bank, not less than ten (10) business days prior to the date of the requested disbursement, shall be made on forms approved by the Bank, with such detail and with such supplementary information as is acceptable to the Bank, and shall not be made more frequently than once per thirty (30) day period.

    6.3 The Bank will make all disbursements pursuant to this Agreement to a commercial demand deposit account in the Borrower's name at the Bank, and the Borrower agree to make all payments on account of the construction of the Improvements from such account.

    6.4  Upon receipt by the Bank of a disbursement request as set forth in
Section 6.2, together with satisfactory evidence that the conditions precedent set forth in Section 6.1(i) through (v) have been satisfied, the Bank shall make advances as construction progresses, in amounts equal to: (a) ninety percent (90%) of expenditures for labor performed and material supplied under the Construction Contract for construction of the Improvements in accordance with the Plans and Specifications during the period immediately preceding the advance, plus (b) one hundred percent (100%) of indirect construction costs actually paid or incurred by the Borrower that have not been covered by previous advances. Indirect construction costs shall mean those costs related to the construction of the Improvements, other than the cost of labor and materials, and include, but are not limited to, title insurance premiums, permit fees, architect and engineering fees, legal fees, loan fees, taxes and interest during construction, but do not include any profit to the Borrower or any affiliate thereof.

    6.5 In the event the Bank shall reasonably determine that the actual direct and indirect costs to complete the construction of the Improvements will exceed the proceeds of the Loans available for advance, the Bank may, at its option, refuse to make or approve further disbursements and may require the Borrower to make a cash deposit of an amount equal to such excess with the Bank for disbursement in accordance herewith. The Bank may commingle such deposited amounts with its own funds and such deposited amounts shall, if the Borrower is not in default hereunder beyond the applicable cure period, earn interest at then market rates. No Loan proceeds shall be advanced while amounts so deposited are available for disbursement. The deposit requirements of this paragraph are in addition to the deposit or escrow requirements in the Mortgage and may be required repeatedly as the Bank reasonably determines is necessary. The Bank's waiver of this right on any occasion shall not affect its right to impose the requirement at another time.

    6.6 The making of any disbursement of any part thereof by the Bank shall not be deemed an approval or acceptance by the Bank of work theretofore performed or materials theretofore furnished.

    6.7 The Bank's obligation to disburse proceeds of the Loans for construction purposes shall terminate on the Conversion Date.

SECTION 7.  GENERAL CONDITIONS; MISCELLANEOUS
            ---------------------------------

    7.1 The Bank shall have the right to enter on the Premises for the purpose of inspecting the Project at all reasonable times and upon reasonable notice (with the exception of emergencies, in which event the Bank may enter at any time and without any notice). However, all inspections which may be made by the Bank or its agents are made solely to ascertain the condition of the Project and the Borrower agrees that the Bank does not thereby assume additional responsibilities, and agree that they will defend (with counsel reasonably acceptable to the Bank), indemnify and hold the Bank harmless from any liability asserted by reason of such inspections or by reason of this Agreement. The Bank may engage independent architect/engineer consultants, to aid in the inspection of the Project and to perform such other consulting responsibilities as may be required. All reasonable fees and expenses incurred by such architects or engineers shall be paid by the Borrower.

    7.2 Upon discovery by the Bank of any deviation from the Plans and Specifications or of defective or unworkmanlike labor or materials being used in the construction of the Improvements, the Bank may immediately order stoppage of construction and demand that any unsatisfactory work be replaced and that the condition be corrected, whether or not any unsatisfactory work has already been incorporated into the Improvements. After issuance of such an order in writing, the condition shall be corrected within fifteen (15) days from the date of stoppage by the Bank. No other work shall be done on the Improvements without the prior written consent of the Bank unless, and until, such condition has been fully corrected.

    7.3 Except as expressly provided herein, all notices or other communications between the Borrower and the Bank shall be in writing and shall be hand delivered or given by registered or certified mail (return receipt requested) at the addresses for each given in the introductory paragraph hereof, and notices required herein shall be deemed to be given upon receipt of hand-delivered notices or upon deposit of mailed notices with the United States Post Office.

    7.4 The Bank reserves the right to participate with another lending institution in the funding of the Loans, which shall be at no further cost to the Borrower.

    7.5 The Borrower shall comply with all statutory posting requirements under NHRSA 447.

    7.6 This Agreement constitutes the complete understanding between the parties and may not be changed except by an agreement in writing signed by the parties. If any provision of this Agreement or the application thereof to any person or circumstance is held invalid, such invalidity shall not affect other provisions which can be given effect without the invalid provision or application, and to this end, the provisions of this Agreement shall be severable.

    7.7 The waiver of any of the terms and conditions hereof by the Bank shall not be deemed to constitute a subsequent waiver of the same or any other term or condition hereof.

    7.8 At any time during construction the Bank may request (with 45 days prior written notice) the Borrower's most recent financial statements in form acceptable to the Bank.

    7.9 The Borrower shall be solely responsible for any brokerage commission or fee which may be claimed or payable in connection with the making of the Loans and the Borrower shall defend (with counsel reasonably acceptable to the Bank), indemnify and hold the Bank harmless from and against all costs and expenses including reasonable attorneys' fees in connection with any such claim.

    7.10 This Agreement shall be governed, construed and interpreted by, and in accordance with, the laws of the State of New Hampshire. The Borrower, to the extent that it may legally do so, hereby consents to the jurisdiction of the courts of the State of New Hampshire and the United States District Court for the State of New Hampshire, as well as to the jurisdiction of all courts from which an appeal may be taken from such courts for the purpose of any suit, action or other proceeding arising out of any of its obligations hereunder or with respect to the transactions contemplated hereby, and expressly waives any and all objections it may have to venue in any such courts.

    7.11 If there is any conflict among the provisions of the Loan Documents, that provision which furnishes the Bank with the most security or protection shall apply.

    7.12 The Bank alone shall be bound by the obligations imposed hereunder and under the Loan Documents on the Bank and neither the depositors, incorporators, trustees or directors nor any officer or agent of the Bank or any of its affiliates or subsidiaries shall be personally liable hereunder or thereunder and the Borrower or any other party having any rights hereunder or thereunder shall look solely to the Bank for payment of any claim under this Agreement or the Loan Documents.

    7.13 It is understood by the parties hereto that the Bank's only relationship to the Borrower or to the Project is that of lender and the Bank has no obligation or responsibility for the Borrower's choices or use of contractors, subcontractors, services and/or materials. The Borrower shall indemnify and hold the Bank harmless from any claim of any third party arising out of the construction, use, occupancy or possession of the Premises and the Improvements.

SECTION 8.  EVENTS OF DEFAULT
            -----------------

    8.1 The occurrence of any one or more of the following events shall constitute a default (an "Event of Default") under this Agreement:

    (a) If any statement, representation or warranty made by the Borrower in the Loan Documents or in connection therewith or any financial statement, report, schedule, or certificate furnished by the Borrower or any of its officers or accountants to the Bank during the term of this Agreement shall prove to have been false or misleading when made, or subsequently becomes false or misleading, in any material respect;

    (b) Default by the Borrower in payment within ten (10) days of the due date of any principal or interest or other amounts called for under the Loan Documents, including the failure to make payment when due under the Notes;

    (c) Default by the Borrower in the performance or observance of any of the provisions, terms, conditions, warranties or covenants of the Loan Documents;

    (d) The occurrence of an event of default not cured within any applicable remedy period, under any other obligations of the Borrower to the Bank, whether created prior to, concurrent with, or subsequent to obligations arising out of the Loan Documents;

    (e) The occurrence of an event of default not cured within any applicable remedy period, under any other obligation of the Borrower for borrowed money or under any lease in an aggregate amount of Fifty Thousand Dollars ($50,000.00) or more;

    (f) The dissolution or termination of existence (including, but not limited to, through merger or consolidation without the Bank's prior, written consent) of the Borrower, or a sale of all or substantially all of the assets of the Borrower out of the ordinary course of business; provided, however, that a merger or consolidation shall not constitute an Event of Default hereunder if the merged or consolidated entity meets the financial covenants hereinbefore set forth in Sections 4.21, 4.22 and 4.23 as of the date of merger/consolidation and at the end of each fiscal year thereafter;

    (g) The Borrower shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator for any of its property, (ii) admit in writing its inability to pay its debts as they mature, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated a bankrupt or insolvent, (v) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization to take advantage of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law or (vi) offer or enter into any composition, extension or arrangement seeking relief or extension of its debts;

    (h) In the event that proceedings shall be commenced or an order, judgment or decree shall be entered, without the application, approval or consent of the Borrower, in or by any court of competent jurisdiction, relating to the bankruptcy, dissolution, liquidation, reorganization or the appointment of a receiver, trustee or liquidator of the Borrower, of all or a substantial part of its assets, and such proceedings, order, judgment or decree shall continue undischarged or unstayed for a period of 60 days;

    (i) A final and unappealable judgment for the payment of money in excess of One Hundred Thousand Dollars ($100,000.00) shall be rendered against the Borrower and the same shall remain undischarged for a period of 30 days, during which period execution shall not be effectively stayed;

    (j) Any levy or execution upon, or judicial seizure of, any portion of any collateral or security for either Loan;

    (k) Any attachment or garnishment of, or the existence or filing of any lien or encumbrance, other than any lien or encumbrance permitted by the Loan Documents against any portion of any collateral or security for either Loan, that is not removed or released within sixty (60) days after its creation;

    (l) The institution of any legal action or proceedings to enforce any lien or encumbrance upon any portion of any collateral or security for either Loan, that is not dismissed within sixty (60) days after its institution;

    (m) Title to the Premises is not satisfactory to the Bank by reason of any lien, charge, encumbrance, title condition or exception (other than exceptions permitted by the Bank to be contained in the title insurance policy to be issued to the Bank in connection with the Loans);

    (n) The Premises are materially injured or destroyed by fire or otherwise which casualty is not insured, or the Premises or any portion thereof which renders the Premises unsuitable for their intended use or which has a material adverse effect upon the security for either Loan (as defined in the Loan Agreement), are taken by eminent domain; or

    (o) Construction of the Project (as defined in the Loan Agreement), once commenced, shall cease for a period of sixty (60) consecutive days after a cessation caused by weather or acts of God or other event beyond the control of the Makers or, in any event, if the Project is not completed by January 31, 2001.

    Upon the occurrence of any Event of Default (which, in the case of an event of default listed in paragraphs (a), (c), (d), (e) or (n) remains unremedied for a period of thirty (30) days after written notice thereof to the Borrower by the
Bank), at the election of the Bank, (i) all of the obligations of the Borrower to the Bank, either under this Agreement or otherwise, will immediately become due and payable without further demand, notice or protest, all of which are hereby expressly waived; (ii) the Bank may proceed to protect and enforce its rights, at law, in equity, or otherwise, against the Borrower and any endorser or guarantor of the Borrower's obligations, either jointly or severally, and may proceed to liquidate and realize upon any of its collateral in accordance with the rights of a secured party or a mortgagee under the Uniform Commercial Code, any other applicable law, any Loan Document, any agreement between the Borrower and the Bank or any agreement between any guarantor or endorser of the Borrower's obligations to the Bank; and/or (iii) the Bank's commitment to make further loans under this Agreement or any other agreement with the Borrower will immediately cease and terminate.

    8.2 In addition to the provisions set forth above in Section 8.1, upon the occurrence of any one or more of the Events of Default enumerated in the Notes or a default of any of the Borrower's obligations hereunder, in each case beyond the applicable cure period without remedy, and at any time thereafter the Bank, at its option, may:

    (a) Exercise any or all remedies available to it under the Loan Documents including, without limitation, the Statutory Power of Sale provided in the Mortgage.

    (b) Occupy, take possession of, and use the Premises for such period of time as may be necessary to permit an orderly liquidation of the Premises or the Project or of any Collateral in and to which the Bank now has or hereafter acquires a security interest or other rights, title or interests, whether under this Agreement, any other Loan Document or any other agreement or document.

    (c) Make such alterations, additions, improvements, renovations and repairs to the Premises, in a commercially reasonable manner, as may in the Bank's opinion be reasonably necessary to (i) complete the Project and the construction of the Improvements in accordance with the Plans and Specifications, provided that the Bank shall have the right to discontinue at any time the work undertaken and shall be under no obligation to continue any work on the Project; (ii) prevent the termination of any existing lease of all, or any portion thereof; (iii) keep the same usable for the purposes for which such Premises were used by the Bank or (iv) keep the Premises in a safe condition. All sums expended hereunder shall be secured by the Loan Documents, payable on demand and, until so paid by the Borrower, bear interest at the highest rate then provided in the Notes.

    (d) Collect the rents, issues and profits arising from any part of the Premises, past due and thereafter becoming due, and apply the same in such order of priority as the Bank deems appropriate to the payment of the costs and expenses incurred by the Bank in collecting such rents and managing the Premises, the indebtedness evidenced by the Notes and any other indebtedness secured hereby. All monies advanced or expended by the Bank to collect such rents or manage the Premises shall be secured by the Loan Documents, payable on demand and, until so paid by the Borrower, bear interest at the highest rate provided for in the Notes. The taking of possession of the Premises and collection of rents by the Bank pursuant hereto shall not be construed as an affirmation of any lease of the Premises except such leases as the Bank has affirmed in writing, and the Bank or any other purchaser of the Premises at foreclosure sale may (if otherwise entitled to do so) exercise the right to terminate any such lease as though the taking of possession and collection of rents had not occurred pursuant hereto.

    (e) For the purpose of carrying out the provisions and exercising the rights, powers and privileges granted by the Notes and this Section 8.2, the Borrower hereby irrevocably constitutes and appoints the Bank its true and lawful attorney-in-fact, with full power of substitution, to execute, acknowledge and deliver any instruments and do and perform any acts which are referred to in the Notes and this

    Section 8.2 in the name and on behalf of the Borrower. The power vested in said attorney-in-fact is, and shall be deemed to be, coupled with an interest and irrevocable.

    (f) Upon demand or the occurrence of any of said Events of Default, the rights, powers and privileges provided in this Section 8 and all other remedies available to the Bank under this Agreement or under any of the Loan Documents or at law or in equity shall be cumulative and may be exercised by the Bank at any time and from time to time and shall not constitute a waiver of any of the Bank's right or remedies thereunder or hereunder, whether or not the indebtedness evidenced and secured by the Notes and the Loan Documents shall be due and payable, and whether or not the Bank shall have instituted any foreclosure proceedings or other action for the enforcement of its rights under the Notes or any of the Loan Documents.

SECTION 9.  COMPLETION GUARANTEE
            --------------------

    9.1 If for any reason whatsoever, the Borrower (i) fails or neglects to complete construction of the Project and the Improvements contemplated by and described in this Agreement on or before January 31, 2001, (ii) fails to prosecute with diligence and continuity the construction of the Project and the Improvements in accordance with this Agreement, (iii) commits or permits to exist an Event of Default as defined in Section 8 of this Agreement, or (iv) is unable to satisfy any condition precedent to obtaining an advance of the Loans under this Agreement, then in any such event the Bank, in addition to the Bank's other rights, remedies and recourse whether existing hereunder, under any Loan Document, or otherwise, may proceed in accordance with the terms of this Section
9. Within five (5) days from the date that the Bank notifies the Borrower of the Borrower's failure to satisfy any condition enumerated in the first part of this Paragraph 9.1, the Borrower hereby bind itself, at its sole cost and expense, to commence completion of construction of the Project and the Improvements and to diligently pursue such construction in order to complete the Project and the Improvements within the time and in the manner specified in this Agreement. The Borrower shall pay all costs and expenses in connection with such construction and shall indemnify and hold harmless the Bank from any and all losses, costs, liabilities or expenses incurred in connection with such completion.

    9.2 If the Borrower shall fail to commence completion of the Project and the Improvements and to diligently pursue such construction as provided in Paragraph 9.1, the Bank shall have (in addition to its other remedies under this Agreement, the Loan Documents and applicable law), the following rights and remedies:

    (a) If such failure shall occur prior to a foreclosure sale of the Premises, the Bank shall have an immediate right to damages in an amount equal to the Borrower's indebtedness to the Bank arising under or in connection with the Loans, together with the right to obtain immediate judgement against the Borrower in that amount, and the Bank may exercise all remedies available under the laws of the State of New Hampshire for action on a matured contractual indebtedness;

    (b) If such failure occurs after a foreclosure sale of the Premises, the Bank shall have an immediate right to damages in an amount which is equal to the sum necessary to complete construction of the Project and the Improvements, as such sum may be established by construction contracts, appraisals, or other competent evidence, without any necessity of completing construction, less the sum equal to the undisbursed balance of the Loans reduced by the amount of interest accruing under the Notes and all expenses incurred by the Bank in connection with the foreclosure sale and the related actions at law; and

    (c) Regardless of whether such failure occurs before or after any foreclosure sale of the Premises, the Bank shall have the right, but shall have no obligation, to complete construction of the Project and the Improvements in the manner specified in this Agreement by or through any agent, contractor or subcontractor of its selection and to recover from the Borrower as damages the amount of any and all expenditures made in connection with such completion.

SECTION 10.  RSA 399-B DISCLOSURE.
             --------------------

    Pursuant to RSA 399-B, the Bank hereby discloses to the Borrower the following finance and other charges which the Borrower will incur in connection with the Loans to be made by the Bank to the Borrower on or near even date:

    (a)  Interest Rate Applicable to the Loans:
         -------------------------------------


    (i) $544,000.00 Loan: During the Construction Term, interest shall accrue at a fixed rate equal to eight and seven-eighths percent (8.875%), based upon a banking year of actual/360 days. Upon the full satisfaction of the Conversion Conditions and the resultant commencement of the Permanent Term, interest shall accrue as follows: (i) for the first five (5) years of the Permanent Term, interest accrue at a fixed rate equal to eight and seven-eighths percent (8.875%), based upon a banking year of actual/360 days; and (ii) for the remaining five (5) years of the Permanent Term, interest shall accrue at an annually adjusted rate, to be set on the fifth (5th) anniversary date of the Conversion Date and on the corresponding day of each year thereafter at the "Base Rate" (as that term is hereinafter defined) in effect on such date, based upon a banking year of actual/360 days. The "Base Rate" is defined as the interest rate per annum designated by the Bank as its "Base Rate", regardless of whether such rate is in fact the lowest rate charged to commercial customers of the Bank. In the event that the Base Rate is not available, the holder hereof will provide written notice to the Borrower of a comparable index.

     (ii) $656,000.00 Loan: Interest shall accrue at a fixed rate equal to eight and seven-eighths percent (8.875%), based upon a banking year of actual/360 days.

     (b) Bank's Counsel Fees/Expenses          $ 7,300.00
         ----------------------------

     (c) Bank Commitment Fee                   $ 3,000.00
         -------------------

     (d) Title Insurance Premium               $ 2,075.00
         -----------------------

     (e) Appraisal Fee                         $ 3,000.00
         -------------

     (f) Site Assessment Fee (Review)          $   175.00
         ----------------------------

     (g) Construction Progress Inspections     $   425.00/visit (est.)
         ---------------------------------

     (h) Tax Monitoring/Flood Fee              $    21.00
         ------------------------

     (i) Recording Fees  (Estimate)            $   400.00
         --------------------------

     By its signature below, the Borrower acknowledges receipt of this disclosure statement and receipt of copies of all documents prepared by the Bank in connection with the Loans.

SECTION 11.  DISBURSEMENT REQUEST.
             --------------------

     The Borrower hereby requests disbursement of proceeds of the Loans as set forth on Exhibit D.

SECTION 12.  CONSENT TO SECURITY INTEREST.
             ----------------------------

     Notwithstanding anything to the contrary in any loan document, the Bank hereby consents to the blanket security interest granted by the Borrower to Silicon Valley Bank, which were partially subordinated to the lien granted by the Borrower to the Bank in the Mortgage.

     IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be executed on their behalf, all as of the day and year first hereinbefore written.

                                        SeaChange International, Inc.
                                        (the "Borrower")

------------------------                By: /s/ William Fiedler
                                           ----------------------------------
Witness                                 William Fiedler, its duly authorized
                                        Chief Financial Officer

                                        Bank of New Hampshire, N.A. (the "Bank")

-------------------------               By: /s/ Benjamin J. Wheeler
                                           ----------------------------------
Witness                                 Benjamin J. Wheeler, its duly
                                        authorized Vice President

The following exhibits and schedules thereto have been omitted in accordance with Rule 601(B)(2) of Regulation S-K:

Exhibit A         Legal Description of Premises
Exhibit B         Form of Legal Opinion of Counsel to Borrower
Exhibit C         Closing Agenda
Exhibit D         Disbursement List
Schedule 3.6      Litigation

The Company will furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission (the "Commission") upon the Commission's request; provided, however that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.